UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2015

CNL LIFESTYLE PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51288	20-0183627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in item 8.01 below is incorporated into this Item 3.03.

Item 7.01	Regulation FD Disclosure

On March 10, 2015, CNL Lifestyle Properties, Inc. (the “Company”) sent correspondence to registered representatives notifying them that on March 6, 2015, the Company’s board of directors approved the new estimated net asset value (“NAV”) per share of the Company’s common stock as of December 31, 2014 (the “2014 NAV”). A copy of the correspondence is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 8.01	Other Events.

Determination of Estimated Net Asset Value Per Share

On March 6, 2015, the Company’s board of directors unanimously approved $5.20 as the 2014 NAV based on 325,184,228 shares of the Company’s common stock outstanding as of December 31, 2014, net of estimated transaction fees and closing costs related to the strategic alternatives process. In connection with establishing the 2014 NAV, the Company’s board of directors engaged an independent investment banking firm, CBRE Capital Advisors, Inc. (“CBRE Cap”), as its valuation expert to provide property-level and aggregate valuation analyses of the Company and considered other information provided by a variety of sources, including the Company’s advisor, CNL Lifestyle Advisor Corporation (the “Advisor”).

Background

In December 2014, the Company’s board of directors initiated a process to estimate the NAV per share of the Company’s common stock to provide investors and brokers with an indication of the estimated value of the Company’s common stock as of December 31, 2014 based on its current portfolio. The valuation committee of the board of directors, comprised solely of independent directors, was charged with oversight of the valuation process. On the recommendation of the valuation committee and the approval of the Company’s board of directors, the Company engaged CBRE Cap as its independent valuation expert.

From CBRE Cap’s engagement through the issuance of its valuation report dated March 4, 2015 (the “Valuation Report”), CBRE Cap held discussions with the Advisor, senior management of the Company and Jefferies LLC, the investment banking firm engaged by the Company to assist with its strategic alternatives process (“Jefferies”), and conducted or commissioned appraisals, investigations, research, review and analyses as it deemed necessary, and the valuation committee, upon its receipt and review of the Valuation Report, concluded that it was reasonable. On March 6, 2015, the Company’s board of directors unanimously approved $5.20 as the 2014 NAV, net of estimated transaction fees and closing costs in connection with the strategic alternatives process. The estimated NAV per share of the Company’s common stock is simply a snapshot in time and is not necessarily indicative of the value the Company would expect to realize from the portfolio as the Company pursues strategies to provide liquidity to stockholders. CBRE Cap is not responsible for the determination of the 2014 NAV.

Valuation Methodologies

In preparing the Valuation Report CBRE Cap has relied on the following sources in determining the major assumptions in the Valuation Report:

•	reviewed financial and operating information requested from or provided by the Company’s Advisor and senior management;

•	reviewed and discussed with senior management of the Company and its Advisor the historical and anticipated future financial performance of the Company’s properties, including forecasts prepared by the Company’s senior management and its Advisor;

•	commissioned restricted-use appraisals which contained analysis on each of the Company’s real property assets (“MAI Appraisals”) and performed analyses and studies for each property;

•	reviewed the Company’s reports filed with the U.S. Securities and Exchange Commission, including the Company’s preliminary unaudited balance sheet as of December 31, 2014 and Quarterly Report on Form 10-Q for the nine months ended September 30, 2014; and

•	held discussions with, and reviewed materials from, Jefferies, including market indications of value and letters of intent from multiple potential buyers and executed purchase and sale agreements, in each case with respect to several assets in the Company’s portfolio (collectively, “Market Value Indications”). For further discussion of recent developments in the Company’s strategic alternatives process see the Company’s Current Reports on Form 8-K filed October 2, 2014, November 24, 2014, December 8, 2014 and December 23, 2014.

MAI Appraisals of all of the Company’s properties were performed in accordance with Uniform Standards of Professional Appraisal Practice. The MAI Appraisals were commissioned by CBRE Cap from CBRE Valuation and Advisory Services Group, a CBRE affiliate that conducts appraisals and valuations of real properties. Each of the MAI Appraisals was prepared by personnel who are members of the Appraisal Institute and have the Member of Appraisal Institute designations. CBRE Valuation and Advisory Services Group is not responsible for the estimated 2014 NAV.

As of December 31, 2014, the Company’s investment portfolio consisted of interests in 105 properties in the ski and mountain lifestyle, attractions, senior housing, marinas and additional lifestyle property sectors, and two loans.

As a result, for the purposes of the Valuation Report, the Company’s real estate properties were classified into three categories: wholly owned assets, partially owned assets and other assets. The board of directors considered the following valuation methodologies with respect to each asset class, which were applied by CBRE Cap and summarized in its Valuation Report:

Wholly Owned Assets. Unlevered, ten-year discounted cash flow analyses from MAI Appraisals were created for the Company’s wholly owned properties. For properties with third-party leases, valuation is represented by leased fee value, with certain exceptions. For managed properties, valuation is represented by the projected net operating income at each property, with certain exceptions. A valuation range was calculated by varying the discount rate and terminal cap rate by 5% in either direction. The “terminal capitalization rate” method was used to calculate terminal value of the assets, with such rates varying based on the location, asset quality and supply/demand metrics. One-time capital expenditures were applied to the values of certain properties. CBRE Cap also utilized pending purchase prices for those assets currently under contract or expected to be under contract for certain sub-portfolios and individual assets.

Partially Owned Assets. Assumed the sale of partially-owned portfolios on December 31, 2014 and derived the net proceeds after debt repayment to capture the specific joint venture promote structures to properly reflect the Company’s economic interest in each asset. For the sale values, CBRE Cap relied on the discounted cash flow value indications by property from MAI Appraisals or utilized pending purchase price for those assets currently under contract or expected to be under contract for certain sub-portfolios and individual assets. A valuation range for properties other than those utilizing pending purchase prices was calculated by varying the discount rate and terminal cap rate by 5% in either direction. The terminal capitalization rate method was used to calculate terminal value of the assets, with such rates varying based on the location, asset quality and supply/demand metrics.

Other Assets. CBRE Cap utilized purchase prices based on Market Value Indications as asset value.

Valuation Summary; Material Assumptions

Other than the deduction of transaction costs, the valuation process used by the Company to determine an estimated NAV per share of the Company’s common stock was designed to follow recommendations prescribed by the Investment Program Association, a trade association for non-listed direct investment vehicles (the “IPA”), in the IPA

Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, which was adopted by the IPA effective May 1, 2013. Given that the Company is in the process of exploring liquidation, the Company’s board of directors made the decision that deduction of estimated transaction costs was appropriate in determining a net asset value for 2014. However, there are no assurances that such costs will be incurred at a level estimated by the Company.

In its Valuation Report, CBRE Cap included an estimate of the December 31, 2014 value of the Company’s non-real estate assets, including cash and select other assets, net of payables and accruals and other liabilities. Such values were provided by management of the Company from the Company’s preliminary unaudited balance sheet as of December 31, 2014. The fair market value of debt was estimated by discounting the required payments under the Company’s debt agreements using the estimated interest rate that it would expect to receive had it entered into the agreement as of December 31, 2014.

Taking into consideration the reasonableness of the valuation methodologies, assumptions and conclusions contained in CBRE Cap’s Valuation Report, the Company’s board of directors determined the estimated value of the Company’s NAV taking into account Market Value Indications and information provided by a variety of sources, including the Company’s Advisor and Jefferies.

As with any valuation methodology, the methodologies considered by the valuation committee and the board of directors in reaching an estimate of the value of the Company’s shares are based upon all of the foregoing estimates, assumptions, judgments and opinions that may, or may not, prove to be correct. The use of different estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the value of the Company’s shares.

The following table summarizes the material components of the total valuation and NAV estimates as of December 31, 2014 and December 31, 2013:

Table of Value Estimates for Components of Net Asset Value

	Value ($ in 000’s) 12/31/14	Per Share	Value ($000’s) 12/31/13	Per Share
Wholly Owned Assets	$2,376,942	$7.31	$2,950,265	$9.14
Partially Owned Assets	196,723	0.60	240,798	0.75
Cash	136,985	0.42	71,601	0.22
Accounts Receivables and Other Assets	106,909	0.33	112,052	0.35
Mortgages and Other Notes Receivable	22,428	0.07	122,849	0.38
Fair Market Value of Debt	(1,032,704)	(3.18)	(1,213,382)	(3.76)
Accounts Payable and Other Liabilities	(69,556)	(0.21)	(74,436)	(0.23)

Total	$1,737,727	$5.34	$2,209,747	$6.85

Less: Estimated Transaction Fees/Closing Costs	(46,500)	(0.14)	—	—

Net Asset Value	$1,691,227	$5.20	$2,209,747	$6.85

Impact Factors

In March 2014, the Company engaged Jefferies, a leading investment banking and advisory firm, to assist the Company and its Advisor in evaluating strategic alternatives to provide liquidity to stockholders. Based on discussions between Jefferies and more than 150 potential buyers over the course of the last year, the Company has determined that the value of its assets is lower than the NAV per share of common stock as of December 31, 2013 (the “2013 NAV”). This price discovery data was not available in prior valuations and represents the most significant factor in the decrease of the 2014 NAV from the 2013 NAV. Furthermore, given the life stage of the Company and active M&A initiatives, the 2014 NAV is inclusive of estimated transaction fees and closing costs related to certain dispositions within the portfolio.

Another factor driving the reduction of the 2014 NAV was portfolio performance that, in certain instances, did not meet the Company’s, its operators’ or CBRE’s forecasts. Overall, the Company’s portfolio generally exceeded prior year performance and, in many cases, 2014 was substantially better than 2013; however, the performance of the Company’s portfolio in 2014 did not meet budgeted expectations, which were a key input in determining the estimated 2013 NAV. For example, in attractions the primary contributor to the Company not meeting its forecast was Darien Lake, the Company’s largest theme park located outside of Buffalo, New York, which experienced significant weather and operational challenges last season and recorded EBITDA of $3.7 million in 2014 versus $5.6 million in 2013. As a result, in December, the Company proactively engaged a new operator at Darien Lake that has already begun to improve operations and economics at the property. Notwithstanding this operator change, resetting cash flow expectations in the Company’s largest attractions asset also had a negative impact on the 2014 NAV.

Additional Information Regarding the Valuation, Limitations of Estimated Share Value and the Engagement of CBRE Cap

Throughout the valuation process, the valuation committee, the Company’s Advisor and senior members of management of the Company reviewed, confirmed and approved the processes and methodologies used by CBRE Cap and their consistency with real estate industry standards and best practices.

CBRE Cap’s Valuation Report dated March 4, 2015 was based upon market, economic, financial and other information, circumstances and conditions existing prior to March 4, 2015, and any material change in such information, circumstances and/or conditions may have a material effect on the Company’s estimated NAV. CBRE Cap’s valuation materials were addressed solely to the Company’s board of directors to assist it in establishing an estimated value of the Company’s common stock. CBRE Cap’s valuation materials were not addressed to the public and should not be relied upon by any other person to establish an estimated value of the Company’s common stock. CBRE Cap’s Valuation Report does not constitute a recommendation by CBRE Cap to purchase or sell any shares of the Company’s common stock. CBRE Cap and CBRE Appraisal Group are not responsible for the determination of the 2014 NAV or the 2013 NAV.

In connection with its review, while CBRE Cap reviewed for reasonableness the information supplied or otherwise made available to it by the Company or its Advisor, CBRE Cap assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and did not undertake any duty or responsibility to verify independently any of such information. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with CBRE Cap, CBRE Cap assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and relied upon the Company to advise CBRE Cap promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. In preparing its valuation materials, CBRE Cap did not, and was not requested to, solicit third-party indications of interest for the Company in connection with possible purchases of the Company’s securities or the acquisition of all or any part of the Company.

In performing its analyses, CBRE Cap made numerous assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions, current and future rental market for the Company’s operating properties and those in development and other matters, many of which are necessarily subject to change and beyond the control of CBRE Cap and the Company. The analyses performed by CBRE Cap are not necessarily indicative of actual values, trading values or actual future results of the Company’s common stock that might be achieved, all of which may be significantly more or less favorable than suggested by the Valuation Report. The analyses do not purport to be appraisals or to reflect the prices at which the properties may actually be sold, and such estimates are inherently subject to uncertainty. The actual value of the Company’s common stock may vary significantly depending on numerous factors that generally impact the price of securities, the financial condition of the Company and the state of the real estate industry more generally, including what a third-party would be willing to pay for the assets. Accordingly, with respect to the estimated NAV of the Company’s common stock, neither the Company nor CBRE Cap can give any assurance that:

•	a stockholder would be able to resell his or her shares at this estimated value per share;

•	a stockholder would ultimately realize distributions per share equal to the Company’s estimated NAV upon liquidation of the Company’s assets and settlement of the Company’s liabilities or a sale of the Company;

•	the Company’s shares would trade at a price equal to or greater than the estimated NAV if the Company listed them on a national securities exchange;

•	another independent third-party appraiser or third-party valuation firm would agree with the Company’s estimated value per share; or

•	the methodology used to estimate the Company’s NAV per share would be acceptable to FINRA or under ERISA for compliance with its reporting requirements.

The 2014 NAV was determined by the Company’s board of directors on March 6, 2015. The value of the Company’s shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets. In the absence of an earlier liquidation, the Company currently expects to update and announce the next estimated NAV per share of the Company’s common stock within one year.

CBRE Group, Inc., (“CBRE”) is a Fortune 500 and S&P 500 company headquartered in Los Angeles, California, and the world’s largest commercial real estate services and investment firms (in terms of 2014 revenue). CBRE Cap, a FINRA registered broker-dealer and a subsidiary of CBRE, is an investment banking firm that specializes in providing real estate financial services. CBRE Cap and affiliates possess substantial experience in the valuation of assets similar to those owned by the Company and regularly undertake the valuation of securities in connection with public offerings, private placements, business combinations and similar transactions. For the preparation of the Valuation Report, the Company paid CBRE Cap a customary fee for services of this nature, no part of which was contingent relating to the provision of services or specific findings. The Company has not engaged CBRE Cap for any other services. During the past three years, certain of the Company’s affiliates engaged affiliates of CBRE primarily for various real estate-related services, including the engagement of CBRE Cap to serve as their third-party valuation advisor. In addition, the Company anticipates that affiliates of CBRE will continue to provide similar real estate-related services in the future. In addition, the Company may, in its discretion, engage CBRE Cap to assist the Company’s board of directors in future determinations of the estimated NAV per share of the Company’s common stock. The Company is not affiliated with CBRE, CBRE Cap or any of their affiliates. While the Company and affiliates of the Company’s Advisor have engaged and may engage CBRE Cap or its affiliates in the future for commercial real estate services of various kinds, the Company believe that there are no material conflicts of interest with respect to the Company’s engagement of CBRE Cap. In the ordinary course of its business, CBRE, its affiliates, directors and officers may structure and effect transactions for its own account or for the accounts of its customers in commercial real estate assets of the same kind and in the same markets as the Company’s assets.

Communications with Stockholders

A copy of the correspondence to be furnished to the Company’s stockholders regarding the 2014 NAV is filed with this Current Report as Exhibit 99.2 and is incorporated herein by reference.

Distribution Policy

On March 6, 2015, the Company’s board of directors approved the reduction of the Company’s quarterly cash distributions for the first quarter of 2015 to $0.05 per share. This action was taken with the intent of ensuring that the level of cash distributions are consistent with the Company’s projected reduction in its remaining earnings base and cash flows, which are being driven primarily by the sale of properties.

Pending Sale of Dallas Market Center

On March 2, 2015, in connection with its strategic alternatives, the Company, through an operating subsidiary, entered into an agreement to sell its 81.98% interest in the Dallas Market Center to an affiliate of the Company’s existing joint venture partner, Crow Holdings, for $140 million. The sale price represents approximately a 36% premium over the Company’s investment basis. The Company anticipates that the transaction will close in the second quarter of 2015, however, there can be no assurance that all conditions to the closing of the sale of the Dallas Market Center will be satisfied or waived and that the sale will be consummated.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Correspondence with financial advisors of stockholders of CNL Lifestyle Properties, Inc., dated March 10, 2015.

99.2	Correspondence with stockholders of CNL Lifestyle Properties, Inc., dated March 10, 2015.

Caution Concerning Forward-Looking Statements

Statements above that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements, including statements regarding CBRE Cap’s Valuation Report, be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s common stock, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s inability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at http://www.cnllifestylereit.com

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2015		CNL LIFESTYLE PROPERTIES, INC. a Maryland corporation

	By:	/s/ Joseph T. Johnson
Joseph T. Johnson Chief Financial Officer, Senior Vice President and Treasurer